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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






The Dwyer Group, Inc.
Waco, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2002, relating to the consolidated financial statements of The Dwyer Group, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas

December 11, 2002